UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2009

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

(703) 902-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2009, two wholly owned subsidiaries of Primus Telecommunications Group, Incorporated (the “Company”), Primus Telecommunications Holding, Inc. (the “U.S. Issuer”) and Primus Telecommunications Canada Inc. (the “Canadian Issuer” and, together with the U.S. Issuer, the “Issuers”), jointly issued and sold 130,000 units (the “Units”), each Unit comprised of $653.85 principal amount of 13% Senior Secured Notes due 2016 issued by the U.S. Issuer (the “U.S. Notes”) and $346.15 principal amount of 13% Senior Secured Notes due 2016 issued by the Canadian Issuer (the “Canadian Notes” and, together with the U.S. Notes, the “Notes”), through a private placement within the United States only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. investors in accordance with Regulation S under the Securities Act.

The Notes are governed by an indenture, dated as of December 22, 2009 (the “Indenture”), by and among the Issuers, the guarantors named therein, The Bank of New York Mellon, as trustee, U.S. Bank National Association, as U.S. collateral trustee, and Computershare Trust Company of Canada, as Canadian collateral trustee. The Notes bear interest at a rate of 13% per year, payable semi-annually in arrears in cash on June 15 and December 15 of each year, commencing June 15, 2010. The Notes will mature on December 15, 2016.

The Units were initially sold pursuant to a purchase agreement, dated as of December 10, 2009 (the “Purchase Agreement”), by and among the Issuers, the Company, the other guarantors named therein (together with the Company, the “Guarantors”) and the initial purchasers named therein. The U.S. Notes and Canadian Notes comprising each Unit will not be separable and will be transferable only as a Unit, except in limited circumstances.

The U.S. Notes are unconditionally guaranteed on a senior secured basis by the Guarantors of the U.S. Notes. The guarantees of the U.S. Notes rank senior in right of payment to existing and future subordinated indebtedness of these entities and equal in right of payment with all existing and future senior indebtedness of these entities. The Canadian Notes are unconditionally guaranteed on a senior secured basis by the Guarantors of the Canadian Notes (other than the Company). The Canadian Notes are also unconditionally guaranteed on a senior unsecured basis by the Company. The guarantees of the Canadian Notes rank senior in right of payment to all existing and future subordinated indebtedness of these entities and equal in right of payment with all existing and future senior indebtedness of these entities. The guarantee of the Canadian Notes by the Company is effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness.

The U.S. Notes and related guarantees are secured by a first lien security interest in substantially all of the assets of the U.S. Issuer and the Guarantors of the U.S. Notes, including a first-priority pledge of all of the capital stock held by the U.S. Issuer and the Guarantors of the U.S. Notes (which pledge, in the case of the capital stock of Primus Telecommunications International, Inc. and each non-U.S. subsidiary, is limited to 65% of the capital stock held by the applicable pledgor). The Canadian Notes and the related guarantees are secured by a first lien security interest in substantially all of the assets of the Guarantors of the Canadian Notes.

The Notes of each Issuer are senior secured obligations of that Issuer and rank senior in right of payment to any future subordinated indebtedness of that Issuer. The U.S. Notes are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities (including the Canadian Notes and other than certain intercompany obligations) of any of the Company’s subsidiaries that do not guarantee the U.S. Notes. The Canadian Notes are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities (other than intercompany obligations) of any of the Canadian Issuer’s subsidiaries that do not guarantee the Canadian Notes.

Prior to December 15, 2012, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes at the premium set forth in the Indenture, plus accrued and unpaid interest, with the net cash proceeds of certain equity offerings. Prior to December 15, 2013, the Issuers may redeem some or all of the Notes at a make-whole premium as set forth in the Indenture. On or after December 15, 2013, the Issuers may redeem some or all of the Notes at a premium that will decrease over time as set forth in the Indenture, plus accrued and unpaid interest. If the 14 1/4% senior subordinated secured notes due 2013 issued by Primus Telecommunications IHC, Inc. (the “Modified Second Lien Notes”) have not been refinanced in accordance with the terms of the Indenture on or prior to January 21, 2013, then the U.S. Issuer and the Canadian Issuer will be required to redeem the U.S. Notes and the Canadian Notes, respectively, at a price equal to the then applicable optional redemption price.

If certain changes of control (as defined in the Indenture) in respect of the Company occur, the Issuers must give holders of the Notes an opportunity to sell the Issuers their Notes at a purchase price of 101% of principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase. If the Company or any of its restricted subsidiaries sells certain assets and does not use the excess proceeds for specified purposes, the Issuers may be required to use such excess proceeds to offer to repurchase some of the Notes at 100% of their principal amount, plus accrued and unpaid interest. If the Company and its restricted subsidiaries have excess cash flow (as defined in the Indenture) for any fiscal year commencing with the fiscal year ending December 31, 2010, then the Issuers must jointly offer an amount equal to 50% of such excess cash flow (the “Excess Cash Flow Amount”) for such period to make a joint offer to the holders of the Notes to repurchase an applicable amount of the Notes at par with an aggregate repurchase price in cash equal to the Excess Cash Flow Amount pursuant to and subject to the conditions contained in the Indenture.

The Indenture contains covenants that, subject to certain exceptions, limit the ability of each of the Company and its restricted subsidiaries to, among other things: (i) incur additional indebtedness; (ii) pay dividends on, repurchase or make distributions in respect of the Company’s capital stock or make other restricted payments; (iii) make certain investments; (iv) sell, transfer or otherwise convey certain assets; (v) create liens; (vi) designate future subsidiaries as unrestricted subsidiaries; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; and (viii) enter into certain transactions with affiliates. The Indenture contains other customary terms, including, but not limited to, events of default, which, if any of them occurs, would permit or require the principal, premium, if any, and interest, if any, on all of the then outstanding Notes to be due and payable immediately.

Under the Indenture, either Issuer or any Guarantor may incur additional secured debt in the future that is subject to security interests in the same collateral as the Notes and the related guarantees, in an aggregate principal amount outstanding (including the aggregate principal amount outstanding under the Notes) equal to 2.25 times consolidated EBITDA of the Company for the prior four fiscal quarters. Additionally, either Issuer or any Guarantor may incur secured debt in the future in excess of the 2.25 times threshold equal to each dollar raised from the sale of equity that is applied to reduce the current outstanding Modified Second Lien Notes.

The Issuers have no obligation or intention to register the Units or the Notes for resale under the Securities Act or the securities laws of any other jurisdiction or to offer to exchange the Units or the Notes for registered Units or Notes, as applicable, under the Securities Act or the securities laws of any other jurisdiction.

The foregoing descriptions of the Indenture, the Units, and the Notes are qualified by reference in their entirety to copies of such documents or forms of such documents. The Indenture and the forms of the Units and the Notes are filed herewith as exhibits and incorporated in this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On December 22, 2009, the Issuers used the net proceeds from the issuance and sale of the Units and available cash (i) to repay indebtedness under and terminate that certain senior secured term loan agreement, dated as of February 28, 2005 (as amended, the “Term Loan Facility”), by and among the Company, the U.S. Issuer, The Bank of New York Mellon (as successor to Lehman Commercial Paper, Inc.), as administrative agent and collateral agent and the lenders party thereto, (ii) to repay indebtedness under and terminate that certain Canadian secured credit agreement, dated as of March 27, 2007 (as amended, the “Canadian Credit Facility”), by and between the Canadian Issuer, Guggenheim Corporate Funding, LLC, as administrative agent and collateral agent and the lenders party thereto, and (iii) to pay related fees and expenses.

Immediately prior to these repayments and terminations, $94,825,000 in aggregate principal amount was outstanding under the Term Loan Facility and $27,000,000 in aggregate principal amount was outstanding under the Canadian Credit Facility. The U.S. Issuer incurred a prepayment fee equal to $1,896,500, or 2% of the principal amount being prepaid, in connection with the repayment under and termination of the Term Loan Facility. No early termination fees or prepayment penalties were incurred by the Canadian Issuer in connection with the repayment under and termination of the Canadian Credit Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Exhibit Description

Exhibit 4.1	Indenture, dated as of December 22, 2009, by and among Primus Telecommunications Holding, Inc., Primus Telecommunications Canada Inc., the Guarantors party thereto, The Bank of New York Mellon, as Trustee, U.S. Bank National Association, as U.S. Collateral Trustee, and Computershare Trust Company of Canada, as Canadian Collateral Trustee, relating to Units, each Unit comprised of $653.85 principal amount of 13% Senior Secured Notes due 2016 issued by Primus Telecommunications Holding, Inc. and $346.15 principal amount of 13% Senior Secured Notes due 2016 issued by Primus Telecommunications Canada Inc.

Exhibit 4.2	Form of Unit comprised of $653.85 principal amount of 13% Senior Secured Notes due 2016 issued by Primus Telecommunications Holding, Inc. and $346.15 principal amount of 13% Senior Secured Notes due 2016 issued by Primus Telecommunications Canada Inc. (included in Exhibit 4.1).

Exhibit 4.3	Form of 13% Senior Secured Note due 2016 issued by Primus Telecommunications Holding, Inc. (included in Exhibit 4.1).

Exhibit 4.4	Form of 13% Senior Secured Notes due 2016 issued by Primus Telecommunications Canada Inc. (included in Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Date: December 24, 2009	By:	/S/ THOMAS R. KLOSTER
Thomas R. Kloster
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description

Exhibit 4.1	Indenture, dated as of December 22, 2009, by and among Primus Telecommunications Holding, Inc., Primus Telecommunications Canada Inc., the Guarantors party thereto, The Bank of New York Mellon, as Trustee, U.S. Bank National Association, as U.S. Collateral Trustee, and Computershare Trust Company of Canada, as Canadian Collateral Trustee, relating to Units, each Unit comprised of $653.85 principal amount of 13% Senior Secured Notes due 2016 issued by Primus Telecommunications Holding, Inc. and $346.15 principal amount of 13% Senior Secured Notes due 2016 issued by Primus Telecommunications Canada Inc.

Exhibit 4.2	Form of Unit comprised of $653.85 principal amount of 13% Senior Secured Notes due 2016 issued by Primus Telecommunications Holding, Inc. and $346.15 principal amount of 13% Senior Secured Notes due 2016 issued by Primus Telecommunications Canada Inc. (included in Exhibit 4.1).

Exhibit 4.3	Form of 13% Senior Secured Note due 2016 issued by Primus Telecommunications Holding, Inc. (included in Exhibit 4.1).

Exhibit 4.4	Form of 13% Senior Secured Notes due 2016 issued by Primus Telecommunications Canada Inc. (included in Exhibit 4.1).